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                      GLOBAL DATATEL, INC. AND SUBSIDIARIES
                                  EXHIBIT 11.1
                    COMPUTATION OF EARNINGS PER COMMON SHARE



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

                                               Three Months Ended                        Nine Months Ended

                                                  September 30,                            September 30,

                                            1999                 1998                1999                1998
                                         ------------        ------------        ------------        ------------
Basic earnings:

Net income                               $   (711,559)       $    594,172        $ (1,982,596)       $  1,255,442

Shares:

Weighted common shares outstanding         22,495,623           9,180,000          22,495,623           9,180,000
Employees stock options                            --                  --                  --                  --
                                         ------------        ------------        ------------        ------------
Total weighted shares outstanding          22,495,623           9,180,000          22,495,623           9,180,000
                                         ------------        ------------        ------------        ------------

Basic earnings per common share          $      (0.03)       $       0.06        $       (0.8)       $       0.13
                                         ============        ============        ============        ============

Diluted earnings:

Net income                               $   (711,559)       $    594,172        $ (1,982,596)       $  1,255,442

Shares:

Weighted common shares outstanding         22,495,623           9,180,000          22,495,623           9,180,000

Employees & other stock options                    --                  --                  --                  --
                                         ------------        ------------        ------------        ------------
Total weighted shares outstanding          22,495,623           9,180,000          22,495,623           9,180,000
                                         ------------        ------------        ------------        ------------

Diluted earnings per common share        $      (0.03)       $       0.06        $      (0.08)       $       0.13
                                         ============        ============        ============        ============

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